EXHIBIT 10.90

                                                           DATED: MARCH 14, 2008

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. USHP-7-1                                                            $608,000

                           U.S. HELICOPTER CORPORATION

                                SECURED DEBENTURE


                               DUE: JUNE 30, 2008

            This Secured Debenture (the "DEBENTURE") is issued on March 14, 2008 (the "ISSUANCE DATE") by U.S. HELICOPTER CORPORATION, a Delaware corporation (the "OBLIGOR"), YA GLOBAL INVESTMENTS, L.P. (the "HOLDER"), pursuant to that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") dated March 14, 2008.

         FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of Six Hundred Eight Thousand Dollars ($608,000) together with accrued but unpaid interest on or before the earlier of (a) the closing date of the next financing to be completed by the Obligor, or (b) June 30, 2008 (the "MATURITY DATE").

         INTEREST. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eighteen percent (18%). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid to the Holder or its assignee on the Maturity Date in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the "DEBENTURE REGISTER") and shall be payable in cash.

         PAYMENT AT MATURITY. The Obligor shall pay all outstanding principal and interest on this Debenture on the Maturity Date. The Obligor may prepay any amounts of outstanding principal or accrued interest prior to the Maturity Date without any penalty.

         SECURITY AGREEMENTS. This Debenture is secured by an Amendment No. 3 to Amended and Restated Security Agreement of even date herewith between the Obligor and the Holder (the "SECURITY AGREEMENT").

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         This Debenture is subject to the following additional provisions:

         SECTION 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         SECTION 2.        EVENTS OF DEFAULT.

         (a) An "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

                  (ii) The Obligor or any Material Subsidiary (as defined in
Section 4) of the Obligor shall commence, or there shall be commenced against the Obligor or any Material Subsidiary under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or any Material Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or any Material Subsidiary or there is commenced against the Obligor or any Material Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any Material Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any Material Subsidiary makes a general assignment for the benefit of creditors; or the Obligor or any Material Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any Material Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any Material Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any Material Subsidiary for the purpose of effecting any of the foregoing;

                  (iii) The Obligor or any subsidiary of the Obligor shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor or any subsidiary of the Obligor in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable (the "ACCELERATED DUE DATE") and such default is not cured within ten days of the Accelerated Due Date;

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                  (iv) The Common Stock shall cease to be quoted for trading or listing for trading on either the Nasdaq OTC Bulletin Board ("OTC"), or if then listed on Nasdaq Capital Market, New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market (each, a "SUBSEQUENT MARKET") shall cease to be quoted for trading or listing on such Subsequent Market and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

                  (v) A Change of Control Transaction (as defined in SECTION 4) shall have occurred;

                  (vi) The Obligor shall fail after ten (10) days written notice thereof by the Holder to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by SECTION 2(A)(I) THROUGH 2(A)(VI) hereof) or any Transaction Document (as defined in SECTION 4) which is not cured with in the time prescribed;

                  (vii) Any event of default under any of the Other Debentures.

          (b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, PROVIDED HOWEVER, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor if sufficient shares are available pursuant to United States Department of Transportation regulations. The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         SECTION 3. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company, to:                 U.S. Helicopter Corporation
                                       6 East River Piers
                                       Downtown Manhattan Heliport
                                       New York, NY 10004
                                       Attention:        Chief Executive Officer
                                       Telephone:        (212) 248-2002
                                       Facsimile:        (212) 248-0940

With a copy to:                        Gallagher, Briody, and Butler
                                       Princeton Forrestal Village
                                       155 Village Boulevard
                                       Princeton, NJ 08540
                                       Attention:  Thomas P. Gallagher, Esq.
                                       Telephone:        (609) 452-6000
                                       Facsimile:        (609) 452-0090

If to the Holder:                      YA Global Investments, LP
                                       101 Hudson Street, Suite 3700
                                       Jersey City, NJ  07302
                                       Attention:        Mark Angelo
                                       Telephone:        (201) 985-8300

With a copy to:                        Troy Rillo, Esq.
                                       101 Hudson Street - Suite 3700
                                       Jersey City, NJ 07302
                                       Telephone:        (201) 985-8300
                                       Facsimile:        (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         SECTION 4. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

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         "CHANGE OF CONTROL TRANSACTION" means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (the "CURRENT DIRECTORS") or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of the Current Directors, (c) the merger or consolidation of the Obligor or any Material Subsidiary or sale of fifty percent (50%) or more of the assets of the Obligor or any Material Subsidiary in one or a series of related transactions with or into another entity, or (d) the execution by the Obligor of an agreement to which the Obligor is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

         "COMMON STOCK" means the common stock, par value $.001, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "MATERIAL SUBSIDIARY" shall mean with respect to the Obligor, a subsidiary of the Obligor the business, operations, affairs, assets, liabilities, financial condition or properties of which are material to the business, operations, affairs, assets, liabilities, financial condition, or properties of the Obligor and its subsidiaries taken as a whole.

         "OTHER DEBENTURES" shall mean the secured convertible debentures issued to the Holder pursuant to the securities purchase agreements between the Obligor and the Holder dated March 31, 2006, November 28, 2006 and March 30, 2007, respectively.

         "TRADING DAY" means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Subsequent Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

         "TRANSACTION DOCUMENTS" means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Agreement, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.

         SECTION 5. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Obligor. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.

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         SECTION 6. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor.

         SECTION 7. If this Debenture is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

         SECTION 8. No indebtedness of the Obligor is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise other than debentures issued by the Obligor to the Holder prior to the date hereof. Except as permitted under the Security Agreement, without the Holder's consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Debenture.

         SECTION 9. This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS to the bringing of any such proceeding in such jurisdictions.

         SECTION 10. If the Obligor fails to strictly comply with the terms of this Debenture, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys' fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder's rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

         SECTION 11. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

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         SECTION 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         SECTION 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         SECTION 14. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

            [The remainder of this page is intentionally left blank.]

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         IN WITNESS WHEREOF, the Obligor has caused this Secured Debenture to be duly executed by a duly authorized officer as of the date set forth above.

                                  U.S. HELICOPTER CORPORATION


                                  By:  /S/ JOHN G. MURPHY
                                       ------------------
                                         John G. Murphy
                                         Chief Executive Officer and President


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